UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Eagle Point Income Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-2197405
(State of incorporation or organization)	(IRS Employer Identification No.)

600 Steamboat Road, Suite 202 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
common stock, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-231921

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of common stock, par value $0.001 per share, of Eagle Point Income Company Inc. (the “Registrant”). A description of the Shares is contained under the headings “Summary of Offering,” “Distribution Policy,” “Dividend Reinvestment Plan,” “Description of Our Capital Stock” and “U.S. Federal Income Tax Matters” in the prospectus included in the Registrant’s registration statement on Form N-2, as amended from time to time (“Registration Statement”), which Registration Statement was initially filed with the Securities and Exchange Commission on June 3, 2019 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-231921 and 811- 23384, respectively). The description of the Shares contained in the Registration Statement and any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLE POINT INCOME COMPANY INC.

By:	/s/ Thomas P. Majewski
Name:	Thomas P. Majewski
Title:	Chief Executive Officer

Date: July 23, 2019